Exhibit 1.2

Underwriting Agreement

March 6, 2018

The several Underwriters named on
Schedule A hereto

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Introductory. CIT Group Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named on Schedule A hereto (the “Underwriters”) $400,000,000 aggregate principal amount of its 6.125% Subordinated Notes due 2028 (the “Securities”). The Securities will be issued pursuant to an indenture to be dated as of the Closing Date (the “Base Indenture”), between the Company, Wilmington Trust, National Association, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent. Certain terms of the Securities will be established pursuant to a supplemental indenture dated as of the Closing Date (the “Supplemental Indenture”) to the Base Indenture (together with the Base Indenture, the “Indenture”). The use of the neuter in this Underwriting Agreement (the “Agreement”) shall include the feminine and masculine wherever appropriate.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each of the Underwriters, as of the date hereof, that:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-221965), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B or 430C under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any preliminary prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b), together with the Base Prospectus, is hereafter called a “Preliminary Prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto, including the Base Prospectus. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any

Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective upon filing with the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each of the Preliminary Prospectus and the Prospectus, when filed, complied in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness, at the date hereof and at the Closing Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) and, at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 8(b) hereof.

The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package (as defined herein) and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act. Any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act. All documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as of their respective dates, when taken together with the other information in the Pricing Disclosure Package, at the Applicable Time and, when taken together with the other information in the Prospectus, at the Closing Date, did not and will not include an untrue statement of a material

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fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Applicable Time (with such date and time being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer”, as defined in Rule 405 of the Securities Act. The Registration Statement has been filed with the Commission not earlier than three years prior to the Closing Date; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(d) Pricing Disclosure Package. The term “Pricing Disclosure Package” shall mean (i) the Base Prospectus and the Preliminary Prospectus, if any, as amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act, if any, identified in Schedule B hereto (each, an “Issuer Free Writing Prospectus”), (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Pricing Disclosure Package and (iv) the Final Term Sheet (as defined herein), which also shall be identified in Schedule B hereto. As of 6:30 p.m. (New York City time) on the date of this Agreement (the “Applicable Time”), the Pricing Disclosure Package did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Pricing Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(e) Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an “ineligible issuer.”

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Company notified or notifies the Underwriters as described in the next sentence, does not and will not include any information

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that conflicts or will conflict in any material respect with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicts or would conflict in any material respect with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. Any Issuer Free Writing Prospectus not identified on Schedule B, when taken together with the Pricing Disclosure Package, does not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing three sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(g) Distribution of Offering Material by the Company. The Company has not distributed, and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities, other than the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters.

(h) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for (i) the OneWest Holders (as defined in the Registration Statement) and (ii) such rights as have been duly waived.

(i) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(j) The Securities. On the Closing Date, the Securities will be in the form contemplated by the Indenture, will have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(k) Authorization of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act. The Indenture has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy,

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insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification may be limited by applicable law.

(l) Description of Documents. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Pricing Disclosure Package and the Prospectus.

(m) No Material Adverse Effect. Except as disclosed in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) subsequent to the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the financial condition, earnings, business or operations of the Company and its subsidiaries, considered as one entity taken as a whole (any such change is called a “Material Adverse Effect”).

(n) Independent Accountants. PricewaterhouseCoopers LLP, which expressed its opinion with respect to the consolidated financial statements of the Company and its consolidated subsidiaries (which term, as used in this Agreement, includes the related notes thereto) filed with the Commission and included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the applicable published rules and regulations thereunder and the rules of the Public Company Accounting Oversight Board (United States), and any non-audit services provided by PricewaterhouseCoopers LLP to the Company or any of its subsidiaries have been approved by the audit committee of the board of directors of the Company.

(o) Preparation of the Financial Statements. The consolidated financial statements of the Company and its consolidated subsidiaries, together with the related schedules and notes, filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements and supporting schedules comply in all material respects as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”), applied on a consistent basis throughout the periods involved, except as may be otherwise stated therein or in the related notes thereto. The financial data set forth in the Preliminary Prospectus and the Prospectus under the captions “Prospectus Supplement Summary—Summary Historical Financial Data” and “Capitalization” fairly present in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

(p) Summary Pro Forma and Financial Data. The statistical and market-related data included in the Pricing Disclosure Package and the Prospectus are based on, or derived from, sources that the Company believes to be reliable in all material respects and any

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forward looking statements included in the Pricing Disclosure Package and the Prospectus represent the Company’s good faith estimates and assumptions. The Company’s ratios of earnings to fixed charges, set forth in each of the Preliminary Prospectus and the Prospectus under the captions “Prospectus Supplement Summary—Summary Historical Financial Data” and the Company’s ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends set forth in Exhibit 12.1 to the Registration Statement, have been calculated in compliance in all material respects with the requirements of Item 503(d) of Regulation S-K under the Securities Act. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The pro forma financial statements included in the Pricing Disclosure Package and the Prospectus, including the notes thereto, have been prepared, in all material respects, in accordance with the Commission’s rules and guidance set forth in Regulation S-X with respect to pro forma financial information.

(q) Incorporation and Good Standing. Each of the Company and each subsidiary of the Company which is a significant subsidiary as defined in Rule 1-02 of Regulation S-X under the Securities Act (each a “Significant Subsidiary”); (i) has been duly incorporated or formed, as applicable, (ii) is validly existing as a corporation, limited partnership, limited liability company or other business entity, as applicable, (iii) is in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and (iv) has corporate, limited partnership, limited liability company or other business entity, as applicable, power and authority to own, lease and operate its properties and to conduct its business, as described in the Pricing Disclosure Package and the Prospectus, except, in each case (other than with respect to the valid existence of the Company), to the extent as would not reasonably be expected to have a Material Adverse Effect. The Company has corporate power and authority to enter into and perform its obligations under this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”). Each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) No Existing Violations. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or other constitutive document; (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party, or by which it or any of them may be bound (including, without limitation, the Company’s Second Amended and Restated Revolving Credit and Guaranty Agreement, dated as of February 17, 2016 (as amended, restated or otherwise modified prior to the Closing Date, including by Amendment No. 1 to Second Amended and Restated Credit and Guaranty Agreement, dated as of February 27, 2017 and by Amendment No. 2 to Second Amended and Restated Credit and Guaranty Agreement, dated as of February 16, 2018, together, the “Credit Agreement”)), the Indenture, dated as of March 30,

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2011, between the Company and Deutsche Bank Trust Company Americas, as trustee, as supplemented prior to the Closing Date, the Indenture, dated as of March 15, 2012, between the Company, Wilmington Trust, National Association, as trustee and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent, as supplemented prior to the Closing Date, and the Base Indenture), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”); or (iii) in violation of any law, statute, rule or regulation or any judgment, order, or decree of any court or arbitrator or governmental or regulatory authority applicable to it, except in the case of clauses (i) (as to subsidiaries), (ii) and (iii) above or for such Defaults or violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or as otherwise disclosed in the Pricing Disclosure Package and the Prospectus.

(s) Non-Contravention; No Further Authorization or Approvals Required. The Company’s execution, delivery and performance of the Transaction Documents, and the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and by the Prospectus, (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, bylaws or other constitutive document of the Company, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, except for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance by the Company of each Transaction Document, or the issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and thereby and by the Prospectus, except such as may be required under applicable state securities or blue sky laws or the laws of the provinces of Canada. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(t) No Material Actions or Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator is pending or, to the knowledge of the Company, threatened in writing against the Company or any of its subsidiaries, or its or their property that, if determined adversely to the Company or such subsidiary, (i) would reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by this Agreement or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Disclosure Package and Prospectus.

(u) Exchange Act Compliance. The Company is subject to, and in compliance in all material respects with, the reporting requirements of Section 13 or 15(d) of the Exchange Act.

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(v) All Necessary Permits, etc. Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, (i) the Company and its Significant Subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate their respective properties and to conduct their respective businesses, and (ii) neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit, except in the case of clauses (i) and (ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w) Company Not an “Investment Company.” The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). The Company is not, and after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act.

(x) No Price Stabilization or Manipulation. Neither the Company nor any of its subsidiaries nor any person acting on its or their behalf nor, to the knowledge of the Company, any affiliate of the Company or any of its subsidiaries or any person acting on their behalf (other than, in each of the foregoing cases, the Underwriters, as to whom the Company makes no representation) has taken, directly or indirectly, any action designed to, or that might be reasonably expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(y) Solvency. The Company and its subsidiaries, on a consolidated basis and taken as a whole, are, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that, on such date, (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, and (iii) such person does not have unreasonably small capital.

(z) Compliance with Sarbanes-Oxley. The Company and its subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(aa) Company’s Accounting System. Except as otherwise disclosed in the Prospectus, the Company and its consolidated subsidiaries maintain a system of internal accounting controls that is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded, as necessary to permit preparation of financial statements in conformity with GAAP applicable to them and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded

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accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(bb) Disclosure Controls and Procedures. Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company has established and maintains a system of “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) designed to provide reasonable assurance that material information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to provide reasonable assurance that such information is accumulated and communicated to the Company’s management, as appropriate, to allow timely decisions regarding required disclosure; and the Company’s auditors and the audit committee of the board of directors of the Company have been advised of (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

(cc) Regulations T, U and X. Neither the Company nor any of its subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(dd) Related Party Transactions. The footnotes to the consolidated financial statements of the Company included in the Prospectus contain in all material respects the disclosure required under GAAP for related party transactions.

(ee) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of, or knowingly has taken, any action, directly or indirectly, that would result in a violation by such persons of the FCPA or the Bribery Act 2010 of the United Kingdom, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act 2010 of the United Kingdom and have instituted and maintain policies and procedures designed to provide reasonable assurance, and which are reasonably expected to continue to provide reasonable assurance, of continued compliance therewith. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

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(ff) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been, conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened in writing.

(gg) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or target of any sanctions administered or enforced by (i) the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (ii) the United Nations Security Council, (iii) the European Union or (iv) Her Majesty’s Treasury (collectively, “Sanctions”), neither the Company nor any of its subsidiaries is located, organized or resident in a country or territory that is the subject of Sanctions, and the Company will not, directly or indirectly, knowingly use the proceeds of the sale of the Securities hereunder, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (x) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (y) in any other manner that will result in a violation by any person (including any person participating in the transactions, whether as dealer manager, underwriter, advisor, investor or otherwise) of Sanctions.

Any certificate signed by an officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

2. Purchase and Sale. The Company agrees to issue and sell to the Underwriters, severally and not jointly, all of the Securities, and, subject to the conditions set forth herein, each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the aggregate principal amount of Securities set forth opposite their names on Schedule A under the column entitled “Principal Amount of Securities To Be Purchased”, at a purchase price of 99.000% of the principal amount thereof, plus accrued interest, if any, from March 9, 2018, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth.

3. Delivery and Payment; Representations and Warranties and Covenants of the Underwriters.

(a) Delivery of certificates for the Securities to be purchased by the Underwriters and payment therefor shall be made at the offices of Cahill Gordon & Reindel llp, Eighty Pine Street, New York, New York 10005 (or such other place as may be agreed to by the Company and the Underwriters) at 9:00 a.m. New York City time, on March 9, 2018, or such

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other time and date not later than 1:30 p.m. New York City time, on March 23, 2018, as the Underwriters shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).

(b) Public Offering of the Securities. The Underwriters hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Pricing Disclosure Package and the Prospectus, their respective portions of the Securities as soon after this Agreement has been executed as the Underwriters, in their sole judgment, have determined is advisable and practicable. The Company acknowledges and agrees that the Underwriters may offer and sell the Securities to or through any affiliate of an Underwriter that is a registered broker-dealer, or in the case of any offers or sales outside the United States, by an affiliate of an Underwriter otherwise qualified to make such offer or sale.

(c) Payment for the Securities. Payment for the Securities shall be made on the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Underwriters have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of, and receipt for, and make payment of the purchase price for, the Securities. Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), individually, may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Underwriters by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(d) Delivery of the Securities. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”), unless the Underwriters shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(e) Delivery of Prospectus to the Underwriters. Not later than 10:00 a.m. on the second business day following the date the Securities are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places, as the Underwriters shall reasonably request.

4. Covenants. The Company covenants and agrees with each of the Underwriters as follows:

(a) Underwriters’ Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer involved in the offer and sale of the Securities, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), the Company will not amend or supplement the Registration Statement, the Pricing Disclosure Package or the Prospectus, unless the Underwriters shall previously have been furnished a copy of the proposed amendment or supplement at least two business days prior to the proposed use or filing, and shall not have reasonably objected to such amendment or supplement. Before making, preparing, using,

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authorizing, approving, filing or distributing any Issuer Free Writing Prospectus, the Company will furnish to the Underwriters a copy of such free writing prospectus for review, and will not make, prepare, use, authorize, approve or distribute any such free writing prospectus to which the Underwriters reasonably object.

(b) Securities Act Compliance. After the date of this Agreement and during the Prospectus Delivery Period, the Company shall promptly advise the Underwriters in writing (i) when the Registration Statement, if not effective at the Applicable Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes (including any notice or order pursuant to Section 8A or Rule 401(g)(2) of the Securities Act). The Company shall use commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use commercially reasonable efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 4(a), will file an amendment to the Registration Statement or will file a new registration statement and use its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as reasonably practicable. Additionally, the Company agrees that it shall comply in all material respects with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission and the New York Stock Exchange (“NYSE”) pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods (including any extensions permitted by Rule 12b-25 under the Exchange Act) required by the Exchange Act.

(d) Final Term Sheet. The Company will prepare a final term sheet in a form reasonably approved by the Underwriters, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

(e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriters, it will not make, any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the

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Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Underwriters hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule B hereto and any electronic road show. Any such free writing prospectus consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, in all material respects with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus”, as defined in Rule 433, or (b) contains only (1) information describing the preliminary terms of the Securities or their offering, (2) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 1(d) or (3) information permitted under Rule 134 under the Securities Act; provided that each Underwriter severally covenants with the Company not to take any action without the Company’s consent which consent shall be confirmed in writing that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(f) Amendments and Supplements to the Registration Statement, Pricing Disclosure Package and Prospectus and Other Securities Act Matters. If, at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package or the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Pricing Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Pricing Disclosure Package or the Prospectus, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the reasonable judgment of the Underwriters or counsel for the Underwriters, it is otherwise necessary to amend or supplement the Registration Statement, the Pricing Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Pricing Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) promptly notify the Underwriters of any such event or condition and (ii) promptly prepare (subject to Sections 4(a) and 4(e) hereof), file with the Commission (and use commercially reasonable efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish, at its own expense, to the Underwriters and to dealers involved in the offer and sale of the Securities, amendments or supplements to the Registration Statement, the Pricing Disclosure Package or the Prospectus, or any new registration statement (or any document to be filed with the Commission and incorporated by reference therein), necessary in order to make the statements in the Pricing Disclosure Package or the Prospectus, as so amended or supplemented (including such document incorporated by reference therein), in the light of the circumstances under which they were made, not misleading or so that the Registration Statement, the Pricing

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Disclosure Package or the Prospectus, as amended or supplemented, will comply with all applicable law.

(g) Copies of Any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Underwriters, without charge, during the Prospectus Delivery Period, as many copies of the Preliminary Prospectus, the Prospectus and any amendments and supplements thereto and the Pricing Disclosure Package, as the Underwriters shall reasonably request.

(h) Copies of the Registration Statement. The Company will furnish to the Underwriters and counsel for the Underwriters signed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein).

(i) Blue Sky Compliance. The Company shall reasonably cooperate with the Underwriters and counsel for the Underwriters to qualify or register (or to obtain exemptions from qualifying or registering for) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Underwriters, shall comply in all material respects with such laws, and shall use commercially reasonable efforts to continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Securities; provided that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Underwriters promptly upon its becoming aware of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation of any proceeding against it for any such purpose, and, in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest time reasonably practicable.

(j) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus.

(k) DTC. The Company shall use commercially reasonable efforts to obtain the approval of DTC to permit the Securities to be eligible for “book-entry” transfer and settlement through the facilities of DTC, and agrees to comply in all material respects with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for “book-entry” transfer.

(l) Agreement Not To Offer or Sell Additional Securities. During the period beginning on the date hereof and continuing to and including the Closing Date, the Company will not, without the prior written consent of Merrill Lynch (which consent may be withheld at the sole discretion of Merrill Lynch), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the

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offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement); it being understood that Merrill Lynch consents to the offering and sale of senior notes of the Company pursuant to the Underwriting Agreement dated as of March 6, 2018.

(m) Earnings Statement. As soon as reasonably practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.

(n) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis (including any extensions permitted by Rule 12b-25 under the Exchange Act), with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act.

(o) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(p) No Manipulation of Price. The Company agrees that it will not, and will cause its controlled affiliates and any person acting on its or their behalf, and will make commercially reasonable efforts to cause its non-controlled affiliates and any person acting on their behalf (in each of the foregoing cases, other than the Underwriters) not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(q) Notice of Inability to Use Automatic Shelf Registration Statement Form. If, at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Underwriters, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form reasonably satisfactory to the Underwriters, (iii) use its commercially reasonable efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Underwriters of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

5. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all

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expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers involving in the offer and sale of the Securities, this Agreement, the Indenture, the DTC Agreement and the Securities, (v) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Underwriters (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) the filing fees for review by the Financial Industry Regulatory Authority (“FINRA”) of the offering of the Securities, and the reasonable fees and disbursements of counsel to the Underwriters in connection with compliance with FINRA’s rules and regulations, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC for “book-entry” transfer, and the performance by the Company of its other obligations under this Agreement, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xi) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 5. Except as provided in this Section 5, Section 7, Section 8 and Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof, as of the Applicable Time and as of the Closing Date, as though then made, and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Underwriters shall have received from PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, a “comfort letter”, dated the date hereof, addressed to the Underwriters, in form and substance satisfactory to the Underwriters, covering the financial information included in or incorporated by reference in the Pricing Disclosure Package and other customary matters. In addition, on the Closing Date, the Underwriters shall have received from such accountants a “bring-down comfort letter”, dated the Closing Date, addressed to the Underwriters, in form and substance satisfactory to the Underwriters, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Prospectus and any

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amendment or supplement thereto and (ii) negative assurance procedures shall be brought down to March 6, 2018.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Securities:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rules 430A, 430B and 430C under the Securities Act) in the manner, and within the time period, required by Rule 424(b) under the Securities Act;

(ii) the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433;

(iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened by the Commission; and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and

(iv) FINRA shall have raised no objection to the underwriting and other terms and arrangements related to the offering of the Securities.

(c) No Material Adverse Effect or Ratings Agency Change. For the period from and after the date of this Agreement, and prior to the Closing Date:

(i) in the reasonable judgment of the Underwriters there shall not have occurred any Material Adverse Effect; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading, or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its debt securities or indebtedness by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(d) Opinion of Counsel for the Company. On the Closing Date, the Underwriters shall have received the favorable opinion and letter, dated the Closing Date, and addressed to the Underwriters, of Sullivan & Cromwell LLP, counsel for the Company, in the forms previously agreed between such counsel and counsel for the Underwriters.

(e) Opinion of Counsel for the Underwriters. On the Closing Date, the Underwriters shall have received the favorable opinion of Cahill Gordon & Reindel llp, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to, and

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addressed to, the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto), the Pricing Disclosure Package and other related matters, as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents, as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) Officers’ Certificate. On the Closing Date, the Underwriters shall have received a written certificate executed by an executive of the Company, dated as of the Closing Date, to the effect that the signer of such certificate has carefully examined, or caused to be carefully examined under his or her supervision, the Registration Statement, the Pricing Disclosure Package, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b) and (c)(ii) of this Section 6, and further to the effect that:

(i) for the period from and after the date of this Agreement, and prior to the Closing Date, there has not occurred any Material Adverse Effect;

(ii) the representations, warranties and covenants of the Company set forth in Section 1 hereof were true and correct in all material respects (except to the extent that any such representation, warranty or covenant is qualified as to materiality, in which case it shall be true and correct in all respects) as of the date hereof and are true and correct in all material respects (except to the extent that any such representation, warranty or covenant is qualified as to materiality, in which case it shall be true and correct in all respects) as of the Closing Date with the same force and effect, as though expressly made on and as of the Closing Date; and

(iii) the Company has complied in all material respects (except to the extent that any such agreement is qualified as to materiality, in which case shall have been complied with in all respects) with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(g) [Reserved].

(h) Indenture; Securities. The Company shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Underwriters, and the Underwriters shall have received executed copies thereof. The Company shall have executed and delivered the Securities, in form and substance reasonably satisfactory to the Underwriters and the Trustee, and the Trustee shall have received such executed counterparts.

(i) Additional Documents. On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions, as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities, as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 6 is not satisfied, when and as required to be satisfied, this Agreement may be terminated by the Underwriters by notice to the Company

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at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7, Section 8, Section 9, Section 11, Section 15 and Section 16 shall at all times be effective and shall survive such termination.

7. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Underwriters pursuant to Section 6, Section 10 or Section 17, including if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein, or to comply with any provision hereof, the Company agrees to reimburse the Underwriters, in the case of termination pursuant to Section 6 or Section 10 hereof or the non-defaulting Underwriters, in the case of termination pursuant to Section 17 hereof, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

8. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof, as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person for any and all reasonable expenses (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch), as such expenses are reasonably incurred by such Underwriter or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Underwriter, to any loss, claim, damage, liability or expense, to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement, any Issuer

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Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement or other registration statement in connection with the Securities (each, a “Relevant Officer”), and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, Relevant Officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof, as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Registration Statement or any supplement or amendment thereto) or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in the case of any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus or any amendment or supplement to any of the foregoing), in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and to reimburse the Company and each such director, Relevant Officer or controlling person for any and all reasonable expenses (including the reasonable fees and disbursements of counsel), as such expenses are reasonably incurred by the Company or such director, Relevant Officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the first sentence of the sixth paragraph and the third sentence of the eighth paragraph under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under Section 8(a) or Section 8(b) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this

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Section 8, except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon advice from counsel that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from, or in addition to, those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel in each jurisdiction)), which shall be selected by Merrill Lynch (in the case of counsel representing the Underwriters or their related persons in the capacity of indemnified parties), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but, if settled with such consent, or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is, or could have been, a party and indemnity was, or could have been, sought hereunder by such

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indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to, or any findings of, fault, culpability or failure to act by or on behalf of any indemnified party.

9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to, or otherwise insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion, as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion, as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions, as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case, as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities, as set forth on such cover page of the Prospectus. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses, referred to above, shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable, if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such

22

Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 10 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments, as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each Relevant Officer of the Company and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

10. Termination of This Agreement. Prior to the Closing Date, this Agreement may be terminated by the Underwriters by notice given to the Company, if at any time: (i) trading or quotation in any of the Company’s common stock shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA, (ii) a general banking moratorium shall have been declared by any U.S. federal or New York state authorities or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, as, in the reasonable judgment of the Underwriters, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner, and on the terms, described in the Pricing Disclosure Package or the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company to any Underwriter, except that the Company shall be obligated to reimburse the reasonable expenses of the Underwriters pursuant to Sections 5 and 7 hereof, (ii) any Underwriter to the Company, or (iii) any party hereto to any other party, except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers and the several Underwriters, set forth in, or made pursuant to, this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of their partners, officers or directors or any controlling person, as the case may be, and will survive (i) delivery of and payment for the Securities sold hereunder and (ii) any termination of this Agreement (other than, with respect to the representations and warranties of the Company, if the termination does not result, in whole or in part, from the fault of the Company). The provisions of Section 5, Section 7, Section 8, Section 9, this Section 11, Section 15 and Section 16 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

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If to the Underwriters:

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

50 Rockefeller Plaza
NY1-050-12-01
New York, New York 10020
Facsimile: (646) 855-5958
Attention: High Grade Transaction Management/Legal

with a copy to:

Cahill Gordon & Reindel llp
80 Pine Street
New York, NY 10005
Facsimile: (212) 378-2611
Attention: James J. Clark, Esq.
Susanna M. Suh, Esq.

If to the Company:

CIT Group Inc.
1 CIT Drive
Livingston, NJ 07039
Facsimile: (973) 740-5750
Attention: John Fawcett, Executive Vice President & Chief Financial Officer

with a copy to:

CIT Group Inc.
1 CIT Drive
Livingston, NJ 07039
Facsimile: (973) 740-5264
Attention: General Counsel

and a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Facsimile: (212) 558-3588
Attention: John E. Estes, Esq.

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

13. Successors and Assigns. This Agreement will inure to the benefit of, and be binding upon, the parties hereto, including any substitute Underwriters pursuant to Section 17

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hereof, and to the benefit of (i) the Company, its directors, any person who controls the Company within the meaning of the Securities Act and the Exchange Act and any Relevant Officer of the Company, (ii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under, or by virtue of, this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

14. Authority of the Underwriters. Any actions by the Underwriters hereunder may be taken by Merrill Lynch on behalf of the Underwriters, and any such action taken by Merrill Lynch shall be binding upon the Underwriters.

15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes), as are necessary to make it valid and enforceable.

16. Governing Law Provisions.

(a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of, or based upon, this Agreement, or the transactions contemplated hereby (“Related Proceedings”), may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York, in each case, located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address, set forth above, shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive, and agree not to plead or claim, in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

17. Default of One or More of the Several Underwriters. If any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed

25

to purchase hereunder on the Closing Date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed, but failed or refused, to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the principal amount of Securities to be purchased, set forth opposite their respective names on Schedule A, bears to the aggregate principal amount of Securities, set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions, as may be specified by the Underwriters with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed, but failed or refused, to purchase on the Closing Date. If any one or more of the Underwriters shall fail or refuse to purchase Securities and the principal amount of Securities with respect to which such default occurs exceeds 10% of the principal amount of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that (y) with respect to non-defaulting Underwriters, the provisions of Section 5, Section 7, Section 8, Section 9, Section 11, Section 15 and Section 16 and (z) the last sentence of this paragraph shall at all times be effective and shall survive such termination. In any such case, either the Underwriters or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 17. Any action taken under this Section 17 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

18. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or any of its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company, except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and the several Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company hereby waives and releases, to the fullest extent permitted by

26

law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.

19. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof.

20. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect, as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, email or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified, unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

21. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

CIT GROUP INC.

By:	/s/ Mike McConnell
Name: Mike McConnell
Title: Director, Global Funding

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:	/s/ Matt Basler
Name: Matt Basler
Title: Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Sharon Harrison
Name: Sharon Harrison
Title: Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Christopher J. Kulusic
	Name:	Christopher J. Kulusic
	Title:	Director
Deutsche Bank Securities Inc.
Debt Syndicate

By:	/s/ Anguel Zaprianov
Name: Anguel Zaprianov
Title: Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Faizal Sayani
Name: Faizal Sayani
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden, Jr.
Name: Jack D. McSpadden, Jr.
Title: Managing Director

CREDIT AGRICOLE SECURITIES (USA) INC.

By:	/s/ Paul Brown
Name: Paul Brown
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

CIT CAPITAL SECURITIES LLC

By:	/s/ Drew Carleton
Name: Drew Carleton
Title: Managing Director

SCHEDULE A

Underwriters	Principal Amount of Securities To Be Purchased

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$108,000,000.00

Credit Suisse Securities (USA) LLC	$88,000,000.00

Deutsche Bank Securities Inc.	$88,000,000.00

Barclays Capital Inc.	$56,000,000.00

Citigroup Global Markets Inc.	$14,000,000.00

Credit Agricole Securities (USA) Inc.	$14,000,000.00

J.P. Morgan Securities LLC	$14,000,000.00

Morgan Stanley & Co. LLC	$14,000,000.00

CIT Capital Securities LLC	$4,000,000.00

Total	$400,000,000.00

SCHEDULE B

Issuer Free Writing Prospectuses

Schedule of Free Writing Prospectuses included in the Pricing Disclosure Package (including the form of Final Term Sheet attached hereto)

Free Writing Prospectus	Filed pursuant to Rule 433 under the Securities Act
(Supplements the Preliminary Prospectus	Registration Statement No. 333-221965
Supplement dated March 6, 2018)

CIT Group Inc.
$400,000,000 6.125% Subordinated Notes due 2028 (the “Notes”)

Pricing Term Sheet

March 6, 2018

Issuer:	CIT Group Inc.
Trade Date:	March 6, 2018
Settlement Date:	March 9, 2018 (T+3).
Interest Payment Dates:	March 9 and September 9, commencing September 9, 2018
Record Dates:	February 25 and August 25
Principal Amount:	$400,000,000
Final Maturity Date:	March 9, 2028
Benchmark Treasury:	2.750% UST due February 15, 2028
Benchmark Treasury Price:	98-26+
Benchmark Treasury Yield:	2.886%
Spread to Benchmark Treasury:	+323.9 basis points
Yield to Maturity:	6.125%
Coupon:	6.125%
Price to Public:	100.00%
Regulatory Event Redemption:	The Issuer may, at its option, redeem the Notes at any time in whole, but not in part, at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest upon the occurrence of a “Tier 2 Capital Event” or a “1940 Act Event,” as described in the preliminary prospectus supplement.
CUSIP/ISIN Number:	125581 GX0 / US125581GX07
Joint Book-Running Managers:	Barclays Capital Inc. Credit Suisse Securities (USA) LLC Deutsche Bank Securities Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Managers:	CIT Capital Securities LLC Citigroup Global Markets Inc. Credit Agricole Securities (USA) Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC

Under Rule 15c6-1 of the Securities and Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing will be required, by virtue of the fact that the Notes will initially settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Issuer or any underwriter will arrange to send you the prospectus if you request it by calling any of the Joint Book-Running Managers at its number below:

Barclays Capital Inc.	(888) 603-5847
Credit Suisse Securities (USA) LLC	(800) 221-1037
Deutsche Bank Securities Inc.	(800) 503-4611
Merrill Lynch, Pierce, Fenner & Smith Incorporated	(800) 294-1322

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.